UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, Louis E. Lataif, age 76, a Class II director of ABIOMED, Inc. (the “Company”), completed his term as a director and retired from his position. The Board of Directors thanked Mr. Lataif for his almost ten years of service to the Company.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 12, 2015, the Board of Directors of the Company approved a Code of Conduct and Compliance Policy (the “Code”), which applies to all directors, officers, including the principal executive officer, principal financial officer and principal accounting officer, and employees of the Company and replaced the Company’s prior Code of Conduct and Ethics. The Code was adopted to provide additional detail on compliance with laws and regulations governing the Company’s business as a global medical device manufacturer. Specifically, the revised Code provides the Company’s employees with additional rules and guidance regarding the marketing of its products, as well as the Company’s business relationships with customers and other healthcare professionals, among other topics. In addition, certain administrative and non-substantive changes were implemented.

The Code is available on the Company’s website at www.abiomed.com. A paper copy of the Code may be obtained free of charge by writing to the Company’s Chief Compliance Officer at the Company’s principal executive office located at 22 Cherry Hill Drive, Danvers, Massachusetts 01923, or by email at IR@abiomed.com.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 12, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of 39,002,854 shares of common stock were present or represented by a proxy at the meeting. Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter as reported by the inspector of elections.

Proposal One: Election of Directors

At the Annual Meeting, the Company’s stockholders elected each of Eric A. Rose and Henri A. Termeer as a member of the Company’s board of directors as a Class II director to serve a three-year term expiring at the 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric A. Rose	31,695,355	446,182	6,861,317
Henri A. Termeer	30,761,246	1,380,291	6,861,317

Proposal Two: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement filed in connection with the Annual Meeting, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,400,942	561,882	178,713	6,861,317

Proposal Three: Approval of the 2015 Omnibus Incentive Plan

At the Annual Meeting, the Company’s stockholders voted to approve the adoption of the 2015 Omnibus Incentive Plan, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,834,758	3,284,114	22,665	6,861,317

Proposal Four: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,452,702	528,435	21,717	—

Item 8.01	Other Events.

On August 12, 2015, the Board of Directors of the Company approved the Company’s annual equity award grant to non-employee directors in the form of restricted stock units covering 3,900 shares of the Company’s common stock, which vest on the earlier of: (a) the one year anniversary of the grant date; or (b) the next annual meeting of stockholders. The proxy statement for the Annual Meeting indicated that the award would be restricted stock units covering 4,600 shares. The Board of Directors, upon the recommendation of the Compensation Committee, determined to decrease the size of the award in light of substantial recent appreciation in the market price of the Company’s common stock. The Board of Directors, upon the recommendation of the Compensation Committee, also determined that the Company would transition to a fixed value approach for future annual non-employee director equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Stephen C. McEvoy
Stephen C. McEvoy
Vice President and General Counsel

Date: August 14, 2015